Exhibit 99.1

Martha Stewart Living Omnimedia Reports First Quarter 2013 Results

NEW YORK, April 30, 2013 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the first quarter ended March 31, 2013. The Company reported revenue for the first quarter of $37.2 million.

Dan Taitz, Interim Principal Executive Officer, said, “First quarter results were a bit better than expected on the bottom line but overall in line with our plans as we position MSLO for the future. Our restructured Publishing business delivered solid digital advertising growth and reduced expenses. Our Merchandising business is performing as anticipated and we recently began offering initial products in JC Penney stores and on jcp.com. Overall we remain focused on taking the right steps to drive more profitable revenue from our strong brands and return the Company to sustainable growth.”

First Quarter 2013 Summary

Total revenues were $37.2 million in the first quarter of 2013, compared to $49.8 million in the first quarter of 2012. Approximately $9 million of the revenue decline reflects the restructuring initiatives undertaken in our media business last year.

Total operating loss for the first quarter of 2013 was $(3.0) million, compared with a loss of $(4.2) million in the prior-year period. The first quarter of 2013 included a net gain on the sale of a subscriber list of $2.7 million.

Adjusted EBITDA was a loss of $(1.0) million for the first quarter of 2013, compared to a loss of $(1.8) million in the prior year period.

Basic and diluted net income per share was $(0.05) for both the first quarter of 2013 and 2012.

First Quarter 2013 Results by Segment

Three Months Ended March 31

(unaudited, in thousands)

	2013	2012
REVENUES
Publishing	$24,482	$30,830
Merchandising	11,507	13,633
Broadcasting	1,235	5,368

Total Revenues	$37,224	$49,831

OPERATING (LOSS) / INCOME
Publishing	$(990)	$(3,407)
Merchandising	5,686	9,444
Broadcasting	961	(1,416)
Corporate	(8,702)	(8,803)

Total Operating Loss	$(3,045)	$(4,182)

ADJUSTED EBITDA
Publishing	$(591)	$(3,039)
Merchandising	6,172	9,686
Broadcasting	992	(1,287)
Corporate	(7,545)	(7,205)

Total Adjusted EBITDA	$(972)	$(1,845)

Recent Business Highlights

•	According to comScore data, total unique visitors across MSLO’s websites increased 13% in the quarter to a first quarter record of 6.4 million.

•

In April, jcpenney began rolling out Martha Celebrations, a new line of disposable, stylish paper products for easy entertaining, as well as MarthaWindow, MarthaLighting, MarthaRugs and MarthaMirrors in stores and on jcp.com.

•

The second season of Martha Stewart’s Cooking School and the first season of Martha Bakes premiered on PBS stations nationwide in April. Martha Stewart’s Cooking School was also nominated for a 2013 James Beard Foundation Award in the Television Program, In Studio or Fixed Location category.

•	MSLO launched “Emeril’s Kicked-up Sandwiches”, an original 13-video series presented by Hidden Valley®, on a custom hub on marthastewart.com and also available on YouTube and AOL On.

•	Martha Stewart’s American Made received 2 FOLIO: + min’s FAME Awards for Best Overall Event and Best Special Event.

•

MSLO was named a finalist in min’s Best of the Web Awards in three categories: Everyday Food with Sarah Carey for Video: Magazine-Branded Show, Everyday Food with Sarah Carey for Video: Overall Use of Video, and Snapfish & CraftStudio: Marketing Campaign.

Publishing

Revenues in the first quarter of 2013 were $24.5 million, compared to $30.8 million in the prior year’s first quarter, due to lower print advertising revenues largely attributable to the transition of Everyday Food and closing of Whole Living as well as lower circulation revenues. The decline in print-related revenues was partially offset by solid growth in digital advertising revenues.

Operating loss was $(1.0) million for the first quarter of 2013, compared to $(3.4) million in the prior year.

Adjusted EBITDA loss was $(0.6) million in the first quarter of 2013, compared to the adjusted EBITDA loss of $(3.0) million in the prior year’s quarter.

Merchandising

Revenues decreased 16% to $11.5 million for the first quarter of 2013, as compared to $13.6 million in the prior year’s first quarter. The decline is largely attributable to factors that helped prior-year results but did not recur this year.

Operating income was $5.7 million for the first quarter of 2013 as compared to $9.4 million in the first quarter of 2012.

Adjusted EBITDA was $6.2 million for the first quarter of 2013, down from $9.7 million in the prior year’s first quarter.

Broadcasting

Revenue in the first quarter of 2013 was $1.2 million, compared to $5.4 million in the first quarter of 2012. The overall decline from the prior-year period results reflects the absence of live television programming, as the Company concluded The Martha Stewart Show in mid-2012.

Operating income was $1.0 million for the first quarter of 2013, compared to an operating loss of $(1.4) million in the first quarter of 2012.

Adjusted EBITDA was $1.0 million for the first quarter of 2013, compared to an adjusted EBITDA loss of $(1.3) million in the prior year’s first quarter.

Corporate

Corporate Adjusted EBITDA was $(7.5) million in the first quarter of 2013 compared to $(7.2) million in the prior year’s quarter.

The Company will host a conference call with analysts and investors on April 30, 2013 at 8:30am EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through May 14, 2013.

Use of Non-GAAP Financial Information

In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense, restructuring charges and other income/(expense) (“Adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers Adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, (v) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods, (vi) restructuring charges, which include non-recurring charges such as employee severance and certain professional fees that do not necessarily reflect ongoing operating performance, and (vii) other income/(expense) which may include non-operational items.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of Adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While Adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. Please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of Adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of Adjusted EBITDA is that it does not include non-cash equity compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Merchandising and Broadcasting. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, changes to our cost structure, potential opportunities, expected product line changes, future acceptability of our content and our businesses, the success of our strategic initiatives, anticipated growth, including particularly statements with respect to margins, the success of our alliance with J.C. Penney and benefits from aligning our sales and marketing team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; a loss of the services of Ms. Stewart or Mr. Lagasse; continued management turnover, our inability to successfully implement our anticipated growth strategies, softening of or increased competition in the domestic advertising market; changes in media consumption behavior, especially with respect to our Weddings brand; inability to successfully capitalize on digital, mobile and video initiatives, including establishing relationships with additional distribution partners; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; inability to expand merchandising or licensing programs or the failure of existing programs, including as a result of litigation or disputes with our merchandising partners; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended March 31,

(unaudited, in thousands, except share and per share amounts)

REVENUES	2013	2012
Publishing	$24,482	$30,830
Merchandising	11,507	13,633
Broadcasting	1,235	5,368

Total revenues	37,224	49,831

Production, distribution and editorial	(20,614)	(28,805)
Selling and promotion	(9,651)	(12,383)
General and administrative	(11,203)	(11,818)
Depreciation and amortization	(967)	(1,007)
Restructuring charges	(523)	—
Gain on sale of subscriber list, net	2,689	—

OPERATING LOSS	(3,045)	(4,182)
Interest income, net	134	195
Gain on sale of cost-based investment	—	765

LOSS BEFORE INCOME TAXES	(2,911)	(3,222)
Income tax provision	(362)	(391)

NET LOSS	$(3,273)	$(3,613)

LOSS PER SHARE - BASIC AND DILUTED
Net loss	$(0.05)	$(0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	67,241,626	67,065,741

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2013 (unaudited)	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$28,639	$19,925
Short-term investments	22,002	29,182
Accounts receivable, net	25,198	38,073
Paper inventory	3,367	4,580
Deferred television production costs	451	434
Other current assets	3,857	3,335

Total current assets	83,514	95,529

PROPERTY AND EQUIPMENT, net	9,940	10,738
GOODWILL	850	850
OTHER INTANGIBLE ASSETS, net	45,200	45,203
OTHER NONCURRENT ASSETS, net	1,896	1,940

Total assets	$141,400	$154,260

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,320	$12,770
Accrued payroll and related costs	5,665	9,316
Current portion of deferred subscription revenue	9,794	13,168
Current portion of other deferred revenue	4,805	5,605

Total current liabilities	32,584	40,859

DEFERRED SUBSCRIPTION REVENUE	3,633	4,478
OTHER DEFERRED REVENUE	351	1,113
DEFERRED INCOME TAX LIABILITY	7,425	7,117
OTHER NONCURRENT LIABILITIES	5,067	5,177

Total liabilities	49,060	58,744

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Series A Preferred Stock, 1 share issued and outstanding in 2013 and 2012	—	—
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized; 41,399,124 and 41,220,689 shares issued in 2013 and 2012, respectively; 41,339,724 and 41,161,289 shares outstanding in 2013 and 2012, respectively	414	412
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 shares issued and outstanding in 2013 and 2012	260	260
Capital in excess of par value	340,758	340,586
Accumulated deficit	(247,802)	(244,529)
Accumulated other comprehensive loss	(515)	(438)

	93,115	96,291

Less: Class A treasury stock – 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	92,340	95,516

Total liabilities and shareholders’ equity	$141,400	$154,260

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended March 31,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile net loss to adjusted EBITDA, non-cash equity compensation, depreciation and amortization, restructuring charges, other income/(expense) and income taxes are added back.

	2013	2012
NET LOSS	$(3,273)	$(3,613)
Income tax provision	(362)	(391)
LOSS BEFORE INCOME TAXES	(2,911)	(3,222)
Interest income, net	134	195
Gain on sale of cost-based investment	—	765

OPERATING (LOSS) / INCOME
Publishing	(990)	(3,407)
Merchandising	5,686	9,444
Broadcasting	961	(1,416)
Corporate	(8,702)	(8,803)

Total Operating Loss	(3,045)	(4,182)

RESTRUCTURING CHARGES
Merchandising	(392)	—
Corporate	(131)	—

Total Restructuring Charges	(523)	—

DEPRECIATION AND AMORTIZATION
Publishing	(255)	(180)
Merchandising	(15)	(9)
Broadcasting	(24)	(113)
Corporate	(673)	(705)

Total Depreciation and Amortization	(967)	(1,007)

NON-CASH EQUITY COMPENSATION
Publishing	(144)	(188)
Merchandising	(79)	(233)
Broadcasting	(7)	(16)
Corporate	(353)	(893)

Total Non-Cash Equity Compensation	(583)	(1,330)

ADJUSTED EBITDA
Publishing	(591)	(3,039)
Merchandising	6,172	9,686
Broadcasting	992	(1,287)
Corporate	(7,545)	(7,205)

Adjusted EBITDA	$(972)	$(1,845)

CONTACT: Katherine Nash, Martha Stewart Living Omnimedia, Inc. Corporate Communications, 212-827-8722, knash@marthastewart.com